EXHIBIT 8.1


                    [LETTERHEAD OF THACHER PROFFITT & WOOD]





                                              December 6, 2002

Astoria Financial Corporation
One Astoria Federal Plaza
Lake Success, New York  11042


                     Re:     Registration Statement on Form S-4
                             ----------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Astoria Financial Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "SEC") of an exchange offer registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of up to $250,000,000 aggregate principal amount of 5.75% Senior Notes due 2012, Series B (the "Exchange Notes"), by the Company pursuant to the Indenture, dated as of October 16, 2002 (the "Indenture"), between the Company and Wilmington Trust Company, as Trustee, in exchange for the Company's previously issued 5.75% Senior Notes due 2012 (the "Original Notes"). Capitalized terms used and not defined herein shall have the respective meanings set forth in the Registration Statement.

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:
(i) the form of certificates evidencing the Original Notes and the Exchange Notes, (ii) the Indenture, (iii) the Registration Rights Agreement, dated as of October 16, 2002, by and among the Company and the initial purchasers named therein, (iv) the Registration Rights Agreement, dated as of November 25, 2002, by and between the Company and the initial purchaser named therein and (v) the Registration Statement on Form S-4 filed by the Company with the SEC on December 6, 2002 under the Securities Act. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records, and we have examined such matters of law, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above and the statements and representations made by officers of the Company and others. In our examination,


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Astoria Financial Corporation
December 6, 2002                                                        Page 2.


we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We also have assumed that the transactions related to the issuance of the Exchange Notes will be consummated in the manner contemplated by the Registration Statement.

         In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions and Internal Revenue Service rulings, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurances, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

         Based solely upon the foregoing, we are of the opinion that under current federal income tax law, as of the date hereof:

         (i) although the discussion set forth in the Registration Statement under the heading "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" does not purport to discuss all possible federal income tax consequences of the exchange of Original Notes for Exchange Notes, such discussion constitutes, in all material respects, a fair and accurate summary under current law of the material federal income tax consequences of such matters; and

         (ii) the exchange of Original Notes for Exchange Notes will not be a taxable event to the holders of the Original Notes for federal income tax purposes.

         For purposes of this letter, we do not express any opinion concerning any law other than the federal income tax law of the United States. Furthermore, our opinion is limited solely to the specific questions and conclusions set forth herein and we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the issuance of the Exchange Notes or of any transaction related to or contemplated by such issuance.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion letter is rendered for the benefit of the Company and the holders of the Exchange Notes. Copies of this opinion letter may not be furnished to any other person, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document, without our prior written consent.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the prospectus which is part of the Registration Statement.

                                             Very truly yours,

                                             /s/ Thacher Proffitt & Wood

                                             THACHER PROFFITT & WOOD